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                                                                     EXHIBIT 4.2


                      AMENDMENT NO. 2 TO CREDIT AGREEMENT
                      -----------------------------------

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT dated as of ____________________, 1998 between IKON Office Solutions, Inc. (formerly Alco Standard Corporation) and IKON Office Solutions Europe PLC, an English Company, IKON Office Solutions, S.A., a French company, Deutsche Bank AG, acting through its New York and/or Cayman Islands Branch, Istituto San Paolo di Torino, New York Branch, and Deutsche Bank AG, acting through its New York Branch, as agent for the lenders.

WHEREAS:

A. The parties hereto are parties to a credit agreement dated as of August 30, 1996 (as amended by Amendment No. 1 to the Credit Agreement dated as of April 1, 1997, the "CREDIT AGREEMENT"); and
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B.   The parties hereto wish to amend the Credit Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE ONE

                                INTERPRETATION

Section 1.01  ONE AGREEMENT:  This agreement amends the Credit Agreement.  This
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agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the Credit Agreement as of the date of this agreement.

SECTION 1.02  DEFINED TERMS:  In this agreement,
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     (a)  terms defined herein (including in the recitals hereto) have the respective meanings given to them herein; and

     (b) all other capitalized terms have the respective meanings given to them in the Credit Agreement.

SECTION 1.03  HEADINGS:  The headings of the Articles and Sections hereof are
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inserted for convenience of reference only and shall not affect the construction or interpretation of this agreement or of the Credit Agreement, as amended hereby.

                                  ARTICLE TWO

                                  AMENDMENTS

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SECTION 2.01 Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in alphabetic order:

     "1998 Credit Agreement" shall mean the amended and restated credit agreement dated as of January 16, 1998 among the Company, such subsidiaries of the Company as are or as may become parties thereto from time to time, the various lending institutions as are or as may become parties thereto from time to time (collectively, the "Banks"), and CoreStates Bank, N.A., as agent for the Banks, as such agreement may be amended, restated, supplemented or replaced from time to time.

SECTION 2.02 Section 8.02 of the Credit Agreement is hereby amended by deleting the figure "45%" in the second line and in its place substituting the figure "50%".

SECTION 2.03 Section 8.03 of the Credit Agreement is hereby deleted in its entirety, and the following new Section 8.03 is hereby substituted therefor:

     "8.03 Subsidiaries' Debt.  Such Borrower will not permit any of its
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     Subsidiaries directly or indirectly to create, incur, assume, suffer to exist, guarantee or otherwise become, be or remain liable with respect to any Debt (other than Excluded Debt, as defined below) in an aggregate amount outstanding (as to all Subsidiaries) at any time in excess of 20% of Consolidated Net Worth plus the amount of such Debt outstanding on the date hereof (other than Excluded Debt outstanding on the date hereof). For the purposes of this Agreement, Excluded Debt shall mean: (i) Debt owing exclusively to the Company or any Subsidiary thereof, (ii) Debt of a Subsidiary outstanding on the date that such Borrower acquires such Subsidiary, (iii) Debt with respect to property to be used by such Borrower or its Subsidiaries, the interest on which Debt is exempt from federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, (iv) Debt of any foreign Subsidiary of such Borrower that is not guaranteed by the Company or any of its Subsidiaries, (v) Debt of Finance Leasing Subsidiaries owing to the Company or any of its Consolidated Subsidiaries, (vi) Debt of Finance Leasing Subsidiaries to a person or persons other than the Company and its Consolidated Subsidiaries, provided
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     that such Debt is not guaranteed by the Company or any of its Consolidated
     Subsidiaries, and (vii) Debt hereunder or under the 1998 Credit Agreement."

SECTION 2.04 Section 8.04 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety.

SECTION 2.05 Section 8.07 of the Credit Agreement is hereby deleted in its entirety, and the following new Section 8.07 is hereby substituted therefor:

     "8.07 Sale, Discount of Receivables; Sale, Leaseback Transactions.  Such
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     Borrower will not, and will not permit its Consolidated Subsidiaries, with the exception of the Finance Leasing Subsidiaries, to enter into any Securitizations, or sell or discount receivables with recourse or sell and lease back fixed assets the aggregate amount of which when added to all liens permitted by Section 8.06(g) exceed 10% of Consolidated Net Worth.".

SECTION 2.06 The following new Section 8.15A is inserted immediately after the existing Section 8.15 of the Credit Agreement:

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     "8.15A   Use of Proceeds.  Each Borrower shall use the proceeds of its
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Loans for working capital, acquisitions and general corporate purposes.".

SECTION 2.07 Section 8.16 of the Credit Agreement is hereby amended by deleting the word "only" in the fourth line and in its place substituting the phrase "to the Company's direct or indirect ownership of a Borrowing Subsidiary".

                                 ARTICLE THREE

                        REPRESENTATIONS AND WARRANTIES

Section 3.01  CONFIRMATION OF REPRESENTATIONS:  The Borrower and each of the
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Borrowing Subsidiaries represents and warrants that, as at the date of this agreement and after giving effect thereto, such Borrower or Borrowing Subsidiary, as the case may be, is not in default in the observance or performance of any of its covenants or obligations under the Credit Agreement and that the representations and warranties contained in Section 7 of the Credit Agreement are true and correct on the date hereof.

                                 ARTICLE FOUR

                                    GENERAL

Section 4.01  EFFECTIVE DATE AND CONFIRMATION:  This agreement and the
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amendments to the Credit Agreement contained in this agreement shall be effective as of and from the date of this agreement. The Credit Agreement, as amended by this agreement, shall continue in full force and effect.

SECTION 4.02  BINDING NATURE:  This agreement shall enure to the benefit of and
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be binding upon each of parties hereto and their successors and permitted assigns and any other Person that may from time to time become a party to the Credit Agreement.

SECTION 4.03  LAW OF CONTRACT:  This agreement shall be governed by and
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construed in accordance with the laws of the State of New York and of the laws of the United States of America as applicable therein.

SECTION 4.04  EXECUTION:  This agreement may be executed in counterparts, all of
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which when taken together shall constitute one document.  The parties to this agreement may rely on facsimile signatures provided by any of the parties hereto, as if such facsimile signatures were original signatures.

          IN WITNESS OF WHICH the parties have executed this agreement as of the date first referred to above.

IKON OFFICE SOLUTIONS, INC.

By:  ______________________
Name:

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Title:

IKON OFFICE SOLUTIONS EUROPE PLC

By:  /s/ Signature
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Name:
Title:

IKON OFFICE SOLUTIONS, S.A.

By:  /s/ Signature
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Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Agent

By:  /s/ Signature
     ------------------------------
Name:
Title

By:  /s/ Signature
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Name:
Title

DEUTSCHE BANK AG, NEW YORK BRANCH
and CAYMAN ISLANDS BRANCH

By:  /s/ Signature
     ------------------------------
Name:
Title

By:  /s/ Signature
     ------------------------------
Name:
Title

ISTITUTO SAN PAOLO DI TORINO,
NEW YORK BRANCH

By:  /s/ Signature
     ------------------------------
Name:
Title

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By: /s/ Signature
    ---------------------------
Name:
Title